Exhibit 12
                         THE BEAR STEARNS COMPANIES INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (In thousands, except for ratio)


                                           Fiscal Year           Fiscal Year           Fiscal Year          Fiscal Year
                                              Ended                 Ended                 Ended                Ended
                                        November 30, 2003     November 30, 2002     November 30, 2001    November 30, 2000
                                        -----------------     -----------------     -----------------    -----------------
Earnings before taxes
    on income                           $       1,772,269     $       1,310,963     $         934,444    $       1,171,523
                                        -----------------     -----------------     -----------------    -----------------
Add:   Fixed Charges
            Interest                            1,400,953             1,762,580             3,793,998            4,772,286
            Interest factor
              in rents                             36,038                37,735                33,500               32,200
                                        -----------------     -----------------     -----------------    -----------------
    Total fixed charges                         1,436,991             1,800,315             3,827,498            4,804,486

Earnings before fixed
     charges and taxes on
     income                             $       3,209,260      $      3,111,278      $      4,761,942     $      5,976,009
                                        =================     =================     =================    =================
Ratio of earnings to fixed charges                    2.2                   1.7                   1.2                  1.2
                                        =================     =================     =================    =================


                                           Five-Months           Fiscal Year
                                              Ended                 Ended
                                        November 26, 1999       June 30, 1999
                                        -----------------     -----------------
Earnings before taxes
    on income                           $         453,592     $       1,064,108
                                        -----------------     -----------------
Add:   Fixed Charges
            Interest                            1,524,046             3,344,190
            Interest factor
              in rents                             12,783                31,363
                                        -----------------     -----------------
    Total fixed charges                         1,536,829             3,375,553

Earnings before fixed
     charges and taxes on
     income                             $       1,990,421     $       4,439,661
                                        =================     =================
Ratio of earnings to fixed charges                    1.3                   1.3
                                        =================     =================

                                                                      Exhibit 12
                         THE BEAR STEARNS COMPANIES INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                        (In thousands, except for ratio)


                                                Fiscal Year          Fiscal Year         Fiscal Year           Fiscal Year
                                                   Ended                Ended               Ended                 Ended
                                              November 30, 2003   November 30, 2002   November 30, 2001     November 30, 2000
                                              -----------------   -----------------   -----------------     -----------------
Earnings before taxes
    on income                                 $       1,772,269   $       1,310,963   $         934,444     $       1,171,523
                                              -----------------   -----------------   -----------------     -----------------
Add:   Fixed Charges
            Interest                          $       1,400,953           1,762,580           3,793,998             4,772,286
            Interest factor
              in rents                        $          36,038              37,735              33,500                32,200
                                              -----------------   -----------------   -----------------     -----------------
    Total fixed charges                               1,436,991           1,800,315           3,827,498             4,804,486
                                              -----------------   -----------------   -----------------     -----------------
Earnings before fixed
     charges and taxes on
      income                                  $       3,209,260   $       3,111,278   $       4,761,942     $       5,976,009
                                              =================   =================   =================     =================
Preferred stock dividends                     $          31,375   $          35,606   $          39,113     $          39,113

Ratio of income before provision for
     income taxes to net income *                          153%                149%                151%                  152%
                                              -----------------   -----------------   -----------------     -----------------
Preferred dividend factor on pretax basis                48,084              53,142              59,074                59,264

Total fixed charges and preferred dividends   $       1,485,075    $      1,853,457   $       3,886,572      $      4,863,750
                                              =================   =================   =================     =================
Ratio of earnings to fixed charges and
     preferred stock dividends                              2.2                 1.7                 1.2                   1.2
                                              =================   =================   =================     =================


                                                 Five-Months        Fiscal Year
                                                    Ended              Ended
                                              November 26, 1999    June 30, 1999
                                              -----------------    -------------
Earnings before taxes
    on income                                 $         453,592    $   1,064,108
                                              -----------------    -------------
Add:   Fixed Charges
            Interest                                  1,524,046        3,344,190
            Interest factor
              in rents                                   12,783           31,363
                                              -----------------    -------------
    Total fixed charges                               1,536,829        3,375,553
                                              -----------------    -------------
Earnings before fixed
     charges and taxes on
      income                                  $       1,990,421    $   4,439,661
                                              =================    =============
Preferred stock dividends                     $          16,297    $      39,430

Ratio of income before provision for
     income taxes to net income *                          159%             158%
                                              -----------------    -------------
Preferred dividend factor on pretax basis                25,863           62,340

Total fixed charges and preferred dividends   $       1,562,692    $   3,437,893
                                              =================    =============
Ratio of earnings to fixed charges and
     preferred stock dividends                              1.3              1.3
                                              =================    =============

* Represents income before provision for income taxes divided by net income, which adjusts dividends on preferred stock to a pre-tax basis.